Exhibit 10.11

LEASE AGREEMENT

REYNOLDS PLAZA

SUMMARY OF TERMS

As used in this Lease, the following terms shall have the following meanings:

LANDLORD:	NRNS ACQUISITION REYNOLDS, LLC (“Landlord”) 6360 NW 5th Way, Suite 302 Fort Lauderdale, Florida 33309

TENANTS:	JUPITER WELLNESS, INC. (“Tenant”) 725 N. Hwy AlA, Suite C106 Jupiter, FL 33477

GUARANTORS:	NIA

BUILDING:	Reynolds Plaza 1061 E. Indiantown Road Jupiter, Florida 33477

PREMISES:	A portion of the First Floor, Vacant Suite 110, consisting of approximately 6,908 +/- Rentable Square Feet as depicted on the space plan of premises attached hereto as Exhibit “A”

1ENANT’S SHARE:	11.89% (6,908 out of 58,070 square feet)

EFFECTIVE AND COMMENCEMENT DATE:	July 1, 2021

EXPIRATION DATE:	Midnight on the last day of the calendar month, Sixty (60) full calendar months after the Commencement Date of July 1, 2021.

TERM:	The period commencing on the Commencement Date, July 1st, 2021 and ending at midnight on the last day of the 60th month from the Commencement Date, June 30th, 2026, (the “Term”).

RENEWAL:	So long that Tenant is not in default of the terms of the Lease at any time during the Lease Term, Tenant shall have one (1) lease renewal option for an additional three (3) year lease. In order for Tenant to exercise the Renewal Option under the Lease, Tenant shall provide a notice of exercising the renewal option at least nine (9) months prior to the termination of the current lease period. The Base Rent payable by Tenant to Landlord in the event of a renewal shall escalate at 3.0% per year, from the rate of the last year of the current Lease term.

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LEASE YEAR:	Each consecutive twelve (12) calendar month period during the Term of this Lease commencing on the following month of the Commencement Date - meaning July 1, 2021, and each annual anniversary thereof.

BASE RENT AND SALES TAX:	Upon signing the Lease, in addition to a security deposit amount provided in the Security Deposit section below, Tenant shall pay Landlord the following prepaid Rent: (i) first month Rent in the amount of $15,037.98; and (ii) last month’s Rent in the amount of $19,471.06, totaling: $34,509.04. The base rent payable by Tenant to Landlord for use and occupancy of the Premises in accordance with the te1ms of this Lease (“Base Rent”) is set forth on Exhibit “G” attached to this Lease, starting at: $18.00 per square foot. The Base Rent payable by Tenant to Landlord under this Lease shall escalate at 3.0% per year as more particularly set forth on Exhibit “G” to this Lease. Tenant shall also be responsible for payment of all Florida sales tax imposed on Rent (as defined below) and on other charges payable by Tenant to Landlord pursuant to this Lease. The applicable Florida sales tax payable by Tenant under the Lease is more particularly described on Exhibit “G” attached to this Lease.

PHASED IN RSF:	Landlord and Tenant agree that: (a) at all times from the Commencement Date and during the Term of the Lease, Tenant shall be responsible to pay Operating Expenses and Real Estate Taxes for the which shall be based on the entire square footage of the Premises encompassing 6,908 RSF; and (b) only Tenant’s Base Rent shall be calculated and paid according to the below phased RSF schedule:

● For year one of the Lease, Tenant’s Base Rent will be calculated based on Five Thousand (5,000) RSF;
● For year two of the Lease, Tenant’s Base Rent will be calculated based on Five Thousand Nine Hundred and Eight (5,908) RSF; and
● For years three, four, and five of the Lease, Tenant’s Base Rent will be calculated based on entire Six Thousand Nine Hundred and Eight (6,908) RSF which Tenant is leasing.

OPERATING COSTS:	In accordance with the terms of the Lease, Tenant shall be responsible for Tenant’s Share of Operating Costs for the Building, which shall be determined by the entire RSF of Suite 110 which encompasses approximately 6,908 RSF. Operating Costs for 2021 (“Base Year”) are estimated at $11.50 per square foot of space. Tenant shall be provided with a breakdown of operating expenses.

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SECURITY DEPOSIT:	In addition to the prepaid rent, Tenant shall provide Landlord two checks as Security Deposit as follows: (i) first security deposit check in the amount of $15,037.98representing the amount of rent paid by tenant for the initial month Rent; and (ii) a second security deposit check in the amount of $19,471.06 representing the amount of paid for Rent for the last month of the current Lease Term which shall be delivered to Landlord prior to the Commencement Date. At the end of the pt year, so long as Tenant is current on all payments and have not defaulted throughout the year on payments, Landlord shall return to tenant the first security deposit check of $15,037.98 back to Tenant. Landlord shall retain the second security deposit check throughout the Lease Term.

PARKING:	Tenant shall have the right to use up to 4 unreserved spaces per 1,000 square feet during the Term of the Lease. Ample unreserved surface parking is available to Tenant and its visitors at no additional cost. Landlord agrees to provide Tenant with five (5) reserved parking spaces located near Tenant’s rear entry door located on the North side of the Building.

BROKER:	NAI/Merin Hunter Codman, Inc., serves as Broker on behalf of Landlord. Tenant warrants to Landlord that Tenant is not represented by a Broker. Tenant agrees to indemnify Landlord for any claim by any third-party broker for commissions to be paid as part of this transaction.

LANDLORD’S WORK:	Landlord to build out the Premises using building standard materials and finishes based on mutually agreed space plan, attached hereto as Exhibit “C”, at Landlord’s expense, with Landlord managing the construction.

RADON GAS:	Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

ELECTRICITY:	Electricity is included in Operating Expenses for lights and outlets. HVAC is included during the hours of 6:00 AM to 11:00 PM.

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ACCESS:	Tenant shall be allowed to enter the Premises on June 1, 2021, to begin setting up its operations, so long such access does not hinder Landlord from preforming any of Landlord’s Work required to prepare the space prior to the Commencement Date. Tenant shall have 24-hour access to the Premises. In addition, lobby doors shall remain unlocked until 8:00 pm Monday through Thursday, except on Holidays. With Landlord’s prior approval, Tenant, at Tenant’s expense, may install a security entry pad for employees to enter the Premises.

AIR CONDITIONING:	Air conditioning is provided to the Premises between 6:00 AM to 11:00 PM.

SIGNAGE:	Landlord will provide lobby signage on directory and at suite entry. With respect to the Premises glass doors, Landlord shall approve the design prior to the glass door being tinted to ensure the logo maintains characteristic of a professional office building. After obtaining Landlord’s approval, Tenant at Tenant’s expense may have the double glass entry doors tinted with Tenant’s logo added to the door. With respect to the back door of the Premises Tenant, at Tenant’s sole expense, may place a small sign stating, “Jupiter Wellness employees and loading only.” Tenant, at Tenant’s expense, may install approved signage which must match existing signs of tenants on the Monument facing Indiantown Road. Tenant shall be responsible for obtaining any required approvals from the local building department.

GUARANTY:	NIA

EXHIBIT(S)

Exhibit “A” Space Plan and Specifications

Exhibit “B” Legal Description of Land

Exhibit “C” Work Letter Agreement

Exhibit “D” Rules and Regulations

Exhibit “E”Building Standard Services

Exhibit “F” Building Standard Janitorial Services

Exhibit “G” Rent Schedule

Capitalized terms not defined in this Summary of Terms shall have the meanings ascribed to such terms in the Lease.

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LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”), made as of the 14th day of May, 2021, by and between NRNS ACQUISITION REYNOLDS LLC, a Florida limited liability company (“Landlord”) and IDPITER WELLNESS, INC., a Delaware publicly-traded corporation (“Tenant”).

WITNESETH:

1. PREMISES AND TERM

(a) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the Premises, as more particularly shown and outlined on the space plans attached hereto as Exhibit “A”, and made a part hereof, designated as vacant Suite 110 in the Building. For all purposes under this Lease, Landlord and Tenant have agreed that the Premises shall be deemed to include 6,908 +/- square feet of space.

(b) The Term shall commence on the Commencement Date, i.e. July 1, 2021, and end at midnight on the Expiration Date, i.e. June 30th, 2026, or on such earlier date as the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law. This Lease shall be effective and enforceable between Landlord, Tenant, and Guarantors on the Effective Date.

(c) The Building and the land upon which said Building is located, described on Exhibit “B” attached hereto and by reference incorporated herein (the “Land”), is referred to as the “Property”. All drives, parking areas, parking lots, walkways, terraces and landscaped areas that shall be used and maintained in connection with the Building that are contiguous to the Property whether in fact located within the boundaries of the Land for purposes of this Lease shall be included in the definition of “Building” and “Property”.

(d) Subject to the terms herein provided, the Premises shall include the appurtenant right to use on a non-exclusive basis in common with others the public lobbies, entrances, stairs, corridors, elevators, all drives, parking areas, parking lots and other public portions of the Building. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved exclusively by Landlord. No easement for light, air or view, is granted or implied hereunder, and the reduction or elimination of Tenant’s light, air or view will not affect Tenant’s liability under this Lease.

(e) RENEWAL: So long that Tenant is not in default of the terms of the Lease at any time during the Lease Term, Tenant shall have one (1) lease renewal option for an additional three (3) year lease. In order for Tenant to exercise the Renewal Option under the Lease, Tenant shall provide a notice of exercising the renewal option at least nine (9) months prior to the termination of the current lease period. The Base Rent payable by Tenant to Landlord in the event of a renewal shall escalate at 3.0% per year, from the rate of the last year of the current Lease term.

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2. RENT. Upon signing the Lease, in addition to a security deposit, Tenant shall pay Landlord as prepaid Rent the following: (i) first month Rent in the amount of $15,037.98; and (ii) last month’s Rent in the amount of $19,471.06, totaling: $34,509.04. Tenant shall pay to Landlord, at the address set forth in the Summary of Terms, or to such other person or at such other place, including a lockbox, as Landlord may designate in writing, and without any prior demand, deduction or set off whatsoever, the applicable Base Rent then in effect as set forth on Exhibit “G” attached to this Lease in equal monthly installments (the “Monthly Base Rent”) in advance on the first (1st) day of each calendar month during the Term. Any payment not paid on the first (1st) day of each calendar month, and which Tenant fails to cure by making payment by the fifth (5th) day of the same month, shall be deemed late and shall subject to a late fee of ten (10%) percent. The Base Rent shall be $18.00 per RSF, and payable by Tenant to Landlord under this Lease shall escalate at 3.0% per year as more particularly set forth on Exhibit “G” to this Lease. The term “Additional Rent” as used herein shall mean Tenant’s Share (as defined below) of Operating Costs (also known as “CAM”) (as defined below) and any additional amounts or charges due from Tenant hereunder. The term “Rent” as used herein shall mean Monthly Base Rent and Additional Rent collectively.

Should this Lease commence at any time other than the first day of a calendar month or terminate at any time other than the last day of a calendar month, the amount of Rent due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect.

At all times that Landlord shall direct Tenant to pay Monthly Base Rent and/or Additional Rent to a “lockbox” or other depository whereby checks issued in payment of Rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord’s authority), then, for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant’s obligation to pay Rent if and for so long as Tenant shall timely pay the rent required pursuant to this Lease in the manner designated by Landlord.

Rent Calculation and CAM Calculation: Landlord and Tenant agree that: (a) at all times from the Commencement Date and during the Term of the Lease, Tenant shall be responsible to pay Operating Expenses and Real Estate Taxes for the which shall be based on the entire square footage of the Premises encompassing 6,908 RSF; and (b) only Tenant’s Base Rent shall be calculated and paid according to the below phased RSF schedule:

●	For year one of t’he Lease, Tenant’s Base Rent will be calculated based on Five Thousand (5,000) RSF;

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●	For year two of the Lease, Tenant’s Base Rent will be calculated based on Five Thousand Nine Hundred and Eight (5,908) RSF; and

●	For years three, four, and five of the Lease, Tenant’s Base Rent will be calculated based on entire Six Thousand Nine Hundred and Eight (6,908) RSF which Tenant is leasing.

3. REIMBURSEMENT FOR OPERATING COSTS AND TAXES

(a) The Base Rent provided for herein does not include an Operating Costs component. Tenant shall pay to Landlord, as Operating Costs, prorated for that part of the Term within the applicable calendar year, Tenant’s Share, as hereafter defined, of the total amount of (i) the annual Operating Costs, as hereafter defined, and (ii) the annual taxes (“Taxes”), as hereafter defined. Operating Costs for 2021 (“Base Year”) are estimated at $11.50 per square foot of space. For all years during the Tem1, Landlord shall, in advance, reasonably estimate for each such calendar year the total amount of the Operating Costs. Tenant shall pay one-twelfth (1/12) of the estimated Operating Costs monthly to Landlord, along with Tenant’s monthly payment of the Monthly Base Rent. Landlord shall use its reasonable efforts to make such estimate on or before January 1 of each calendar year. On or before April 30 following a year for which Operating Costs are payable hereunder, Landlord shall use its reasonable efforts to provide Tenant with the amount of the actual Operating Costs for the previous year, and a reasonable breakdown of the items included therein, together with an invoice for any underpayments of Operating Costs (to be paid within thirty (30) days following receipt of such invoice) or a credit to Rent to reimburse Tenant for any overpayment of Operating Costs.

(b) The term “Operating Costs” (also known as “CAM”) shall mean any and all operating expenses of the Building, all of which shall be computed on a modified cash basis and which shall include all expenses, costs and disbursements of every kind and nature, which Landlord (i) shall pay; or (ii) become obligated to pay in connection with the ownership, operation, management, maintenance, repair, replacement and security of the Building, including, but not limited to, the following:

(i) Wages and salaries of all employees engaged in the operation and maintenance of the Building, including, but not limited to, taxes, insurance and benefits relating thereto;

(ii) All supplies, tools and materials used in the operation and maintenance of the Building;

(iii) Cost of water, sewage, electricity (lights, outlets, and HVAC as provided in Section 8 of this Lease), and other utilities furnished in connection with the operation of the Building;

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(iv) Cost of all service agreements and maintenance for the Building and/or the Property and/or the equipment therein, including, but not limited to, trash removal, security services, alarm services and systems, sprinkler system upgrades and/or replacement costs, window cleaning, janitorial service, HVAC maintenance, replacements and upgrades, elevator maintenance and upgrades, installation of new roof and all associated continuing repairs and/or maintenance related thereto, backup generators, traffic control, security, policing and supervising, and grounds maintenance;

(v) Cost of all insurance relating to the Building including, but not limited to, insurance against fire and other casualties, public liability and property damage, loss of rents and/or business interruption, and any other risks with respect to the Premises and Landlord’s personal property used in connection therewith;

(vi) All taxes (ad valorem and otherwise); assessments, and governmental charges whether Federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Building or by others, subsequently created or otherwise, and any other taxes (other than Federal and state income taxes) and assessments attributable to any portion of the Building or its operation or any Rent or any personal property in connection with the operation of the Building (collectively, “Taxes”), and any consultants and legal fees incurred with respect to issues, concerns or appeals involving the taxes or the Building;

(vii) Cost of repairs, cleaning and general maintenance of the interior and exterior of the Building (including, but not limited to, glass breakage, lighting, electrical and security systems, and striping, resurfacing, seal coating, curbing, signage, pavement or other repairs and replacement or overlay of the parking area, drainage areas, sidewalks, walkways and driveways of the Premises), and refurbishment, painting and remodeling as required, from time to time;

(viii) Cost of management fees for general operation and management of the Building, which service may be provided by an affiliated company or subsidiary of Landlord at comparable market rates;

(ix) A reasonable amortization cost due to any capital expenditures incurred (i) which are incurred to have the effect of reducing or limiting Operating Costs of the Building, or improving the operating efficiency of the Building and the Property, if such reduction or limitation would inure to Tenant’s benefit, or (ii) which may be required by governmental authority or by Landlord’s insurance carrier, or (iii) which are designed to protect or enhance the health, safety or welfare of the tenants in the Building or their invitees;

(x) Amounts collected and held by Landlord with respect to reserve accounts for those items designated by Landlord, including painting, refurbishing, re-carpeting, redecorating, or landscaping any portion of the Building and the Prope1iy and/or common and public areas of the Building exclusive of any tenant space, which shall include (a) roof maintenance or replacement, (b) repainting the Building, and (c) maintenance of the parking lot;

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(xi) Cost of repairs, replacements, damages in respect to the Building incurred due to casualties or other causes to the extent uninsured including any deductible amounts;

(xii) Cost of auditing and maintaining accounting books and records in respect to the Building and the Property; and

(xiii) Cost of conducting any indoor air quality testing in any portions of the Building deemed necessary or desirable by Landlord, including regularly scheduled testing, and any costs incurred in connection with work arising out of the results of such tests or reports or the recommendations in such tests or reports.

Landlord shall be permitted to contract with its affiliates for supplies, materials, and services used for the operation, maintenance, and management of the Property and the Building and its affiliates shall be permitted to subcontract for the acquisition of said supplies, materials, and services, so long as the contracts for the above-mentioned items are at the fair market rate or such other favorable rate.

Notwithstanding anything herein to the contrary, the following items shall not be included within Operating Costs:

(i) costs and expenditures for the replacement of capital investment items (excepting those expenditures referred to above);

(ii) paid leasing commissions for the leasing of any space in the Building;

(iii) reimbursements paid by other tenants of the Building or other third parties for direct costs incurred at such applicable parties’ request;

(iv) depreciation;

(v) principal, interest, and other costs directly related to financing the

Property;

(vi) the cost of any repairs or general maintenance paid by the proceeds of insurance policies carried by Landlord on the Property; and

(vii) the wages and salaries of any supervisory or management employees of Landlord not involved in the day-to-day operation and maintenance of the Building.

(c) The term “Tenant’s Share” shall mean 11.89% which is the ratio of 6,908 (the square footage of the Premises) to 58,070 (the total square footage of the Building). Notwithstanding anything to the contrary contained herein, if the Building does not have an average occupancy of ninety-five percent (95%) during any calendar year, appropriate adjustments shall be made to determine Operating Costs as though the Building had been ninety-five percent (95%) occupied, but in no event shall Tenant ever be required to pay more than Tenant’s Share of the determined Operating Costs. The average occupancy shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12). In no event shall Landlord adjust costs that remain constant regardless of occupancy levels. Furthermore, in no event will the total amount collected from all the tenants of the Building for a calendar year exceed 100% of the actual Operating Costs for the Building for the applicable calendar year.

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(d) The term “Projected Operating Costs” for any calendar year shall mean Landlord’s estimate of projected Operating Costs for such calendar year.

(e) Prior to January 1 of each calendar year during the Term of this Lease, Landlord shall provide Tenant with a statement of Tenant’s Share of the Projected Operating Costs for such calendar year, if there is a projected change in the amount expected from the previous year.

(f) Landlord shall, within a period of one hundred twenty (120) days (or as soon thereafter as practical) after the close of each calendar year, provide Tenant with an unaudited statement of the actual Operating Costs for the prior calendar year. If the actual Operating Costs for a calendar year are greater than the Projected Operating Costs, Tenant shall pay Landlord, within thirty (30) days of such statement’s receipt, Tenant’s Share of the difference thereof (the amount of such difference is sometimes hereinafter refe1Ted to as the “Excess Operating Costs”). If the Projected Operating Costs are greater than the actual Operating Costs for a calendar year, Landlord shall credit Tenant, within thirty (30) days of such statement issuance, Tenant’s Share of the difference between the actual Operating Costs for the applicable calendar year and the Projected Operating Costs.

(g) Should this Lease commence at any time other than the first day of a calendar year or terminate at any time other than the last day of a calendar year, the amount of Additional Rent due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

4. DELIVERY OF THE PREMISES. Landlord will deliver possession of the Premises to Tenant upon the Commencement Date in the condition required under the terms of this Lease. Tenant shall be allowed to enter the Premises on June 15, 2021, to begin setting up its operations, so long such access does not hinder Landlord from preforming any of Landlord’s Work required to prepare the space prior to the Commencement Date.

5. ACCEPTANCE OF THE PREMISES; ACCESS. The taking of possession of any portion of the Premises by Tenant shall be conclusive evidence that Tenant has inspected the Premises and accepts the same in its “As Is” “Where Is” condition as required under the terms of this Lease on the Commencement Date and that said portion of the Premises is in good and satisfactory condition for the Permitted Use (as defined below). Upon acceptance of the Premises, Tenant shall have 24/7 access to the Premises. In the event that Tenant, at its sole expense and with Landlord’s prior approval, chooses to install a security entry pad to the Premises, Tenant agrees to provide Landlord and the Fire Department with copies of the access codes to the Premises in order to allow for access in the event of an emergency on the Premises.

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6. PERMITTED USE. Tenant shall use and occupy the Premises for corporate office use only (the “Permitted Use”). Tenant shall not use or occupy the Premises for any other purpose or business without the prior written consent of Landlord. The Premises shall not be used for any illegal purposes; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises. Tenant’s use of the Premises shall not violate any ordinance, law or regulation of any governmental body. Tenant’s use shall comply with the “Rules and Regulations” of the Building (the “Rules”) as set forth in Exhibit “D” attached hereto and made a part hereof. Tenant shall not cause an unreasonable use of any of the services provided in the Building. Tenant agrees, at its sole cost and expense, to promptly comply with all municipal, county, state and federal statutes, regulations, or requirements applicable or in any way relating to the use and occupancy of the Premises. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged. All the Rules shall apply to Tenant and its employees, agents, licensees, invitees, guests, contractors, and Landlord permitted subtenants and assignees, if any. Tenant shall be responsible for ensuring ADA Compliance, or similar municipality, county, or state regulation with solely respect to any and all prohibitions of discriminatory practices of covered individuals under such act or similar municipality, county, or state regulation, within the Premises.

7. CARE OF THE PREMISES

(a)	Landlord’s Repairs.

(i) Except to the extent expressly set forth in this Lease, Tenant agrees that no representations respecting the Premises or the Building, or the condition thereof, and that no promises to decorate, alter, repair or improve the Premises, either before or after the execution hereof, have been made by Landlord or its agents to Tenant.

(ii) Landlord shall only have the obligation to maintain and repair the common hallways and corridors of the Building, common rest rooms and main lobby area of the Building, the HVAC systems of the Building, the driveways and parking areas located on the Land, and the roof, foundation, floors, exterior walls and glass of the Building. Tenant shall immediately give Landlord written notice of any defect or need for repairs for which Landlord is responsible to perform under this Section 7(a)(ii), after the receipt of such written notice Landlord shall have a reasonable time within which to repair same or cure such defect. In the event that the HVAC unit cannot be repaired it shall be replaced by Landlord. Landlord’s liability hereunder shall be limited only to the cost of correcting such defects or making such repairs. Notwithstanding Landlord’s obligation to maintain and repair under this Section 7(a)(ii), Tenant shall reimburse Landlord for the repair of any damage caused by Tenant, or Tenant’s employees, agents, contractors, invitees or licensees, or caused by an Event of Default (as defined below) by Tenant under this Lease.

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(iii) Notwithstanding any other prov1s1ons herein, other than repairing the structure of the Premises, Landlord shall not be liable to Tenant for any damage occasioned by plumbing, electrical, gas, water, steam or other utility pipes, systems or facilities or by the bursting, stopping, leaking or running of any tank, sprinkler, washstand, water closet or pipes in or about the Premises or the Building; nor for any damage occasioned by water being upon or coming through or around the roof or any flashing, window, skylight, vent, door, or the like unless directly resulting from Landlord’s act or willful neglect after reasonable written notice is provided to Landlord by Tenant; nor for any damage arising out of any acts or neglect of co-tenants, other occupants of the Building, occupants of adjacent property or the public.

(b) Tenant’s Repairs. Except as otherwise set forth herein, during the Term of this Lease, Tenant will, at its sole cost and reasonable expense, maintain the Premises and the fixtures and appurtenances therein in good order, condition and repair, and shall not commit any active or permissive waste to the Premises or allow the damages thereto. At all times during the Tem1 of this Lease, Tenant shall maintain the Premises in accordance with all applicable laws, the Rules, and the terms of this Lease. Tenant’s responsibilities in conjunction therewith shall include, but not be limited to maintain the Premises in a first-class condition and state of repair. All such repair work, maintenance and any alterations permitted by Landlord in its sole and absolute discretion: (i) shall be done at Tenant’s sole cost and expense; (ii) shall be done by Landlord’s employees or agents or, with Landlord’s express written consent in its sole and absolute discretion, by persons requested by Tenant in writing; and (iii) shall first be consented to in writing by Landlord. In accordance with the terms of this Section 7(b), Tenant shall, at Tenant’s sole cost and reasonable expense, promptly repair any injury or damage to the Premises or the Building (including without limitation, any damage caused in connection with Tenant’s move into or out of the Premises) caused by the misuse or neglect thereof by Tenant, or by Tenant’s contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation). In the event any such repairs are required to be made in or to the Premises or the Building by Tenant, Tenant shall promptly make such repairs at its sole cost and expense in accordance with the terms of this Section 7(b). If Tenant does not make repairs promptly and adequately, Landlord may, but need not, make repairs, and Tenant shall promptly reimburse Landlord for the cost of such repairs and such amount shall constitute Additional Rent under this Lease. Tenant shall pay Landlord as Additional Rent for any overtime reasonable expense incurred by Landlord and for any other reasonable expense incurred by Landlord in the event repairs, alterations, decorating or other work in the Premises are not made during ordinmy business hours.

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(c) Alterations. Tenant shall not, without Landlord’s prior written consent, and which consent Landlord’s may grant or withhold in Landlord’s sole and absolute discretion, make any alterations, additions, or improvements whatsoever (including, but not limited to, structural alterations, additions or improvements) in or about the Premises, and will not do anything to or on the Premises which will increase the rate of fire or other insurance on the Building or the Property. If Landlord shall fail to notify Tenant in writing of its approval of any Tenant requested alteration, addition, or improvement within thirty (30) days of the date of Landlord’s receipt of such request, Landlord shall be deemed to have elected to deny its consent to the applicable Tenant requested alteration, addition or improvement. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration or earlier termination of this Lease. Landlord reserves the right to require Tenant, at Tenant’s sole cost and expense, to remove any alterations, improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired insured casualty not caused by Tenant (or by Tenant’s contractors, subcontractors, customers, employees, licensees, agents or invitees permitted or invited, whether by express or implied invitation) and condemnation excepted. Landlord shall have the right to require Tenant to pay Landlord up to a $1,500.00 administrative fee to cover Landlord’s and Landlord’s agents’ review of materials for any proposed Tenant alteration, addition or improvement and, it required, such administrative fee shall constitute Additional Rent under this Lease.

(d) Condition of Premises on Surrender of Premises. Upon the expiration or termination of the Term or the Renewal Term (if applicable) of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition as provided in this Lease, ordinary wear and tear excepted, and with all of Tenant’s personal property removed. Tenant shall also return to Landlord all keys, access cards or entrance passes to the Premises and/or the Building. All property of Tenant remaining in the Premises after expiration of the Tem1 of this Lease or earlier termination of this Lease shall be conclusively deemed to have been abandoned by Tenant, and at the election of Landlord in its sole and absolute discretion, such abandoned property shall become the property of Landlord. In such event, Landlord may remove and dispose of such property in any way Landlord sees fit in its sole and absolute discretion without liability to Tenant. Tenant shall reimburse Landlord for the cost of removing and storing any such abandoned property. The foregoing notwithstanding, Landlord shall continue to have the right (which shall survive termination or expiration of the Lease) to require Tenant to remove any alterations, improvements or additions made to the Premises by Tenant pursuant to the terms of Section 7(b) above.

(e) Contractors Doing Work. In doing any work related to the installation of Tenant’s furnishings, fixtures, or equipment in the Premises, Tenant shall only use contractors or workers consented to by Landlord in writing prior to the time such work is commenced. Landlord may condition its consent to Tenant’s use of any contractor or worker to Landlord’s receipt and approval, in its sole and absolute discretion, of: (i) an executed lien waiver from such contractor or worker; and (ii) certificates of insurance evidencing that such contractors and/or workers have contractor’s liability insurance with at least $2,000,000.00 coverage; automobile liability insurance with at least $1,000,000.00 coverage; and worker’s compensation insurance in the statutory amounts required by the State of Florida, and which required insurance coverage shall be obtained from insurance carriers satisfactory to Landlord. Landlord shall have the right to periodically review and modify the coverages required hereunder by delivery of written notice to Tenant. Landlord and Landlord’s property manager shall be named additional insureds on the policies required hereunder. Tenant shall within ten (10) days of filing promptly remove any lien or claim of lien for material or labor claimed against the Premises, the Building, the Property or any or all of them, by such contractors or workers if such claim should arise, and Tenant shall and does hereby indemnify, defend and hold harmless Landlord from and against any and all claims, loss, cost, damage, expense or liabilities including, but not limited to, reasonable attorneys’ fees, incurred by Landlord, as a result of or in any way related to such claims or liens.

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(f) Personal Property at Risk. All personal property brought into the Premises by Tenant, its employees, licensees, and invitees shall be at the sole risk of Tenant. Landlord shall not be liable for theft thereof or for any damages thereto, such theft or damage being the sole responsibility of Tenant.

(g) Landlord’s Right to do Work. Provided Tenant’s access into and out of the Premises, the Building and the Property is not otherwise unreasonably diminished, Landlord shall have the right, at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to reasonably change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, toilets or other public parts of the Building and/or the Property, and to reasonably close entrances, doors, corridors, elevators or other facilities temporarily in order to perform Landlord’s obligations under this Lease.

8. SERVICES. Provided Tenant is in compliance with the terms and conditions of this Lease, Landlord shall furnish the Building Standard Services described on Exhibit “E” attached hereto and by reference made a part hereof (certain costs of which Buildings Standard Services shall be reimbursed to Landlord as Operating Costs in accordance with Section 3 of this Lease). Landlord reserve the right to limit HVAC service Monday through Friday between the hours of 11:00 p.m. - 6:00 a.m., and Saturday, Sunday, and Holidays, between the hours of 8:00 p.m. - 8:00 a.m. (“After Hours”). Landlord will also provide After Hours HVAC service, provided Tenant gives Landlord notice of the desire for such After Hours HVAC service, and which shall include the date and time of the requested After Hours HVAC service.

9. DESTRUCTION OR DAMAGE TO PREMISES. If the Premises or the Building are totally or partially destroyed by fire or other casualty during the Term of this Lease (a “Casualty”), then Landlord shall have the option of either rebuilding the Premises and/or the Building or terminating the Lease upon the giving of written notice to Tenant within sixty (60) days of the date of such Casualty. If this Lease is so terminated, (a) the Term shall expire upon the tenth (10th) day after such notice is given, (b) Tenant shall immediately vacate the Premises and surrender the same to Landlord, (c) Tenant’s liability for Rent shall cease as of the date of Casualty, and (d) any prepaid Rent for any period after the date of the Casualty shall be refunded by Landlord to Tenant within five (5) business days of date on which Tenant surrenders the Premises to Landlord under the terms of this Section 9. If Landlord elects to repair the Premises and/or the Building, Landlord shall commence, in good faith, repair and restoration work within 120 days from the date of receipt by Landlord of all insurance proceeds paid with respect to such casualty and proceed with due diligence to complete said restoration of the Premises.

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Nothing herein shall be construed to obligate Landlord to expend for such repair an amount in excess of the net insurance proceeds actually received as a result of the applicable Casualty and in no event shall Landlord be required to repair or replace any alteration or improvement made by or for Tenant, including but not limited to any of tenant’s work with respect to the Premises, nor any trade fixtures, furniture, equipment or other property belonging to Tenant. If Landlord chooses to restore the Premises, Rent shall abate with, respect to the untenantable portion of the Premises from the date of the Casualty until the date of substantial restoration thereof, provided, however; Rent shall not abate if the damage or destruction of the Premises, whether total or partial, is the result of the gross negligence of Tenant, its contractors, subcontractors, agents, employees, guests or invitees. Also, Tenant shall remain obligated to perform and discharge all of its remaining covenants under this Lease during the period of any abatement of Rent under this Section 9.

The Landlord shall not be liable for any inconvenience or interruption of business of the Tenant occasioned by any Casualty. Landlord shall not be liable to carry fire, casualty or extended damage insurance on the property of Tenant, on Tenant’s employees or on any person or property which may now or hereafter be placed in the Premises.

Notwithstanding anything to the contrmy in this Section 9, if any Casualty during the final twelve (12) months of the Term of this Lease renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by written notice delivered to the other party within thirty (30) days after the occurrence of such Casualty and this· Lease shall expire on the thirtieth (30th) day after the date of such notice unless Tenant has the then-exercisable right to extend the Term and exercises such right within thirty (30) days following the date of the Casualty. If this Lease is so terminated, (a) the Term of this Lease shall expire upon the thirtieth (30th) day after such notice is given, (b) Tenant shall immediately vacate the Premises and surrender the same to Landlord in its current condition, (c) Tenant’s liability for Rent shall cease as of the date of the Casualty, and (d) any prepaid Rent for any period after the date of the Casualty shall be refunded by Landlord to Tenant within five (5) business days of the date on which Tenant surrenders the Premises to Tenant under this Section 9. For purposes of this Section 9, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than 50% of the Premises for the conduct of its business and Tenant’s inability to so use the Premises is reasonably expected to continue for more than ninety (90) days.

10. EVENT OF DEFAULT BY TENANT; LANDLORD’S REMEDIES

(a) The occurrence of any of the following shall constitute an “Event of Default” by Tenant under this Lease:

(i) Tenant shall fail to pay any Rent or any other sum of money payable by Tenant hereunder as and when such Rent or other sums becomes due and payable, unless cured no later than the fifth (5th) day thereafter;

(ii) Tenant fails to bond off or otherwise remove (in a manner acceptable to Landlord in its sole and absolute discretion) any lien filed against the Premises, the Building or any other part of the Property by reason of Tenant’s actions within fifteen (15) days after Tenant has notice of the filing of such lien;

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(iii) Tenant fails to observe, perform and keep any of the other non-monetary covenants, agreements, provisions, stipulations, conditions and Rules herein contained to be observed, performed and kept by Tenant under this Lease and such failure continues for more than fifteen (15) days after Landlord has provided Tenant with written notice of such failure; provided, however, Landlord shall only be required to provide written notice under this Section lO(a)(iii) once in any Lease Year;

(iv) The filing of a petition under any section or chapter of the Bankruptcy Reform Act of 1986 as amended, provided the same is not discharged within sixty (60) days, or adjudication of Tenant as bankrupt or insolvent in proceedings filed against Tenant;

(v) The appointment of a receiver or trustee for all or substantially all of the assets of Tenant;

(vi) An assignment for the benefit of creditors by Tenant; or

(vii) Tenant shall abandon, desert, or vacate any substantial portion of the Premises prior to the end of the Term.

(b) Upon occurrence of any event of default in section (a) above, Landlord shall have the option to do any one or more of the following without any notice or demand, in addition to any other remedy available to Landlord in law or equity, or pursuant to this Lease:

(i) Landlord may terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord, but if Tenant shall fail to do so, Landlord may without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefore; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premise or otherwise, including any loss of rental for the remainder of the Term.

(ii) Landlord may accelerate and declare all Rent and Additional Rent due for the balance of the Term of this Lease and declare the same, along with all sums past due, to be immediately due and payable. Upon Landlord’s acceleration of Rent and Additional Rent, Tenant agrees to pay all accelerated sums due amounts to Landlord at once. Such payment shall constitute payment in advance of the Rent for the remainder of the Term. In determining the amount of any future payments due Landlord as a result of increases in Operating Costs and/or Taxes, Landlord may make such determination based upon the amount of Operating Costs and/or Taxes paid by Tenant for the full year immediately prior to the applicable Event of Default. The acceptance by Landlord of the payment of such rent shall not constitute a waiver of any default then existing or thereafter occurring hereunder.

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(iii) Landlord may accelerate all Rent and Additional Rent due for the balance of the Term of this Lease and declare the same, along with all sums past due and late fees, to be immediately due and payable, and demand payment from Lease Guarantors.

(iv) Landlord may immediately proceed to collect or bring action for the whole Rent or such part thereof as aforesaid, as well as for liquidated damages provided for hereinafter, as being Rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such Rent, or Landlord may institute any other proceedings, whether similar to the foregoing or not, to enforce payment thereof.

(v) Enter upon and take possession of the Premises as the agent of the Tenant without being liable to prosecution or any claim for damages therefore, and Landlord may relet the Premises as the agent of Tenant and receive the rent therefore, in which event Tenant shall pay to Landlord on demand the cost of renovating, repairing and altering the Premises for a new tenant or tenants and any deficiency that may arise by reason of such reletting; provided, however, that Landlord shall have no duty to relet the Premises and the failure of landlord to relet the Premises shall not release or affect Tenant’s liability for rent or for damages.

(vi) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or tenns hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided.

(vii) The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others. Any waiver of or redress of any violation of any covenant or condition contained in this Lease or any of the Rules now or hereafter adopted by Landlord shall not prevent Landlord from future enforcement upon a future violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach. Unless otherwise expressly provided herein, Tenant’s obligation to pay all the Rent due through the Expiration Date shall survive any termination or expiration of this Lease.

11. ASSIGNMENT AND SUBLETTING

(a) Except as expressly permitted pursuant to this Section 11, Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or sublet the Premises or any part thereof by operation of law or otherwise. Any of the foregoing acts without such consent shall be void ab initio and Landlord shall, at the option of Landlord, have the right to terminate this Lease. Notwithstanding the foregoing, a corporate Tenant may, without consent of the Landlord, assign this Lease to its parent or subsidiary in com1ection with a consolidation or merger of Tenant, provided the same assignee assumes, in full, the obligation of Tenant under the Lease, and such assigmnent shall not relieve the assignor of any of its obligations under this Lease.

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(b) If at any time during the Term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give written notice to Landlord of such intent. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after receipt of Tenant’s notice, of terminating this Lease (in the case of a proposed assignment) or of recapturing the portion of the Premises proposed to be sublet and terminating the Lease with respect thereto (in the case of a proposed subletting). If the Landlord does not exercise such recapture option, Tenant shall be free to sublet such space or assign this Lease to any third-party subject to the following conditions:

(i) Consent of Landlord shall be obtained, which consent shall not be unreasonably withheld;

(ii) If the space or Lease is not subleased or assigned within ninety (90) days from the expiration of Landlord’s option to terminate this Lease as set forth above, or any subsequent option as provided in this Section 1l(b), Tenant shall, prior to entering into a sublease or an assignment, once again give Landlord written notice and Landlord shall have twenty (20) days after the receipt thereof of terminating this Lease or recapturing the applicable portion of the Premises and terminating this Lease with respect thereto;

(iii) No sublease or assignment shall be valid, and no subtenant or assignee shall take possession of the premises subleased or assigned until a fully executed copy of the applicable assignment or sublease has been delivered to Landlord;

(iv) No subtenant or assignee shall have a right further to sublet or assign; and

(v) Tenant shall promptly pay all costs and expenses (including, without limitation, actual attorneys’ fees and costs) incmTed by Landlord in connection with processing and reviewing such sublease or assignment, which will be reasonably capped at $750.00 for a standard transaction.

(c) Any sums or other economic consideration received by Tenant as a result of any subletting or assignment whether denominated rentals under the assignment, sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease or assignment) shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing any other obligation of Tenant hereunder. If such subleasing or assignment has been made without the consent of the Landlord as provided herein, Landlord shall be entitled to all economic consideration received by Tenant in accordance with the provisions of this Section 11(c), but the receipt of such monies shall not be deemed to be a waiver of the provisions of this Section 11(c) with respect to assignn1ent and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder.

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(d) Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay all Rent under this Lease and to perfmm all other obligations to be performed by Tenant hereunder. The acceptance of any Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one subletting or assigµment shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent subletting or assignment of this Lease or amendments or modifications to this Lease with assignees of Tenant, with written notice to Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

(e) In the event that (1) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (2) this Lease is assigned by Tenant, then, such agreement of assignment or subletting shall provide that upon notice from Landlord such assignee or subtenant shall remit all rents directly to Landlord, and Landlord may collect rent from the assignee or subtenant and apply the net amount collected to the Rent due under this Lease; but no such collection shall be deemed a waiver of the provisions of this Section 11 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

12. CONDEMNATION. If: (i) the whole Building or the whole Premises, or if a portion of the Building or a portion of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (a “Taking”) and (ii) such Taking will permanently, materially and adversely have an effect on: (a) Tenant’s use and occupancy of the Premises or Tenant’s access to the Building; or (b) any parking areas serving the Building, then this Lease shall terminate as of the date of vesting of title on such Taking and the Base Rent and Additional Rent shall be prorated and adjusted as of such date. If there is a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the square footage of the Premises taken, as determined by Landlord’s architect or engineer. In any event, Landlord shall be exclusively entitled to claim, any award made in any condemnation proceeding, action or ruling relating to any Taking. Notwithstanding the foregoing, in the event of a termination of this Lease following a Taking, Tenant shall be entitled to make a separate claim in any condemnation proceeding, action or ruling relating to such Taking for Tenant’s moving expenses, loss of goodwill and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant without contribution by Landlord; provided, however, Tenant’s claim shall not in any manner impact upon or reduce Landlord’s claim or award in such eminent domain proceeding, action or ruling in connection with such Taking and Tenant shall likewise have no claim against Landlord for the value of any unexpired portion of this Lease.

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13. INSPECTIONS. Landlord, its agents, employees, contractors and subcontractors, may enter the Premises at reasonable times upon 24 hours’ notice (except in the event of an emergency in which case only such reasonable notice as is possible shall be necessary) to (a) exhibit the Premises to prospective purchasers of the Building or prospective tenants of the Premises or the Building; (b) inspect the Premises to see that Tenant is complying with its obligations hereunder; (c) make repairs or alterations (i) required of Landlord under the terms hereof; (ii) to any adjoining space in the Building; or (iii) to any systems serving the Building which run through the Premises; and (d) perform any and all of Landlord’s obligations under this Lease, or any other lease, where entry to such Premises is reasonably required for such performance. In addition to the foregoing, Landlord, its agents, employees, contractors and/or sub-contractors may enter the Premises at any time without notice if an emergency requires such entry. All inspections or subsequent repairs or alterations shall be conducted in a reasonable manner to ensure that Tenant may continue to use the space without intenuption. Any such entry shall not constitute an eviction of Tenant or be deemed as disturbing Tenant’s quiet enjoyment of the Premises and no abatement of Rent shall result because of such entry and/or performance, so long as Landlord does not unreasonably interrupt the use of Tenant’s space. Landlord shall be allowed to take all material into and upon the Premises that may be required to perform Landlord’s obligations under this Lease without the same constituting an eviction of Tenant in whole or in part; and the Rent shall in no way abate while said decorations, repairs, alterations, improvements or additions are being made. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a key, a pass key, or when for any reason an entry therein shall be necessary in Landlord’s sole and absolute discretion and such entry by key or pass key is not possible, may forcibly enter the same, without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of Tenant under this Lease. All entries shall, where possible, be performed at such times and in such fashion so as not to unreasonably interfere with the conduct and operation of Tenant’s business. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Premises or Building other than as herein provided. Notwithstanding anything contained herein to the contrary, the Landlord shall be responsible (at Landlord’s expenses) for repairing any damage to the Premises caused by Landlord actions under this Paragraph.

14. SUBORDINATION

(a) This Lease shall be subject and subordinate to any underlying land leases or mortgage which may now or hereafter affect this Lease, the Building or the Property and also to all renewals, modifications, extension consolidations, replacements of such underlying land leases and such mortgages. In confirmation of the subordination set forth in this Section 14, Tenant shall, at Landlord’s request, execute and deliver a subordination, attornment and non-disturbance agreement in the form desired by the holder(s) of the mortgage(s) (a “Mortgagee”) or by any lessor under any such underlying land leases and reasonably acceptable to Tenant. Notwithstanding the foregoing, Landlord or such Mortgagee shall have the right to subordinate or cause to be subordinated, in whole or in part, any such underlying land leases or mortgage(s) to this Lease (but not in respect to priority of entitlement of insurance or condemnation proceeds). If any such underlying land leases or mortgage(s) terminates for any reason or any such m01igage(s) is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, deliver to Mortgagee or Landlord within ten (10) days of written request an attornn1ent agreement, providing that such Tenant shall continue to abide by and comply with the terms and conditions of this Lease.

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(b) If any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any mmigage, Tenant shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Landlord under this Lease. Tenant agrees that the institution of any one suit, action or other proceeding by a Mortgagee or a sale of the Property pursuant to the powers granted to a Mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of Tenant hereunder.

(c) If such purchaser requests and accepts such attornment, from and after the time of such attornment, Tenant shall have the same remedies against such purchaser from the breach of an agreement contained in this Lease that Tenant might have had against Landlord if the mmigage had not been terminated or foreclosed, except that such purchaser shall not be (i) liable for any act or omission of the prior Landlord; (ii) subject to any offsets or defenses which Tenant might have against the prior Landlord; (iii) bound by any Rent or security deposit which Tenant might have paid in advance to the prior Landlord; (iv) obligated to cure any default of any prior Landlord under the Lease that occurred prior to the time that such purchaser succeeded to the interest of Landlord in the Property; or (v) bound by any amendment or modification of the Lease made without the prior written consent of such purchaser. Tenant’s tenancy hereunder shall not be disturbed in the event that any of the foregoing occurs.

15. INDEMNIFICATION AND HOLD HARMLESS

(a) Tenant hereby indemnifies and holds harmless Landlord from and against any injmy, expense, damage, liability or claim, imposed on Landlord by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or of any other person in or about the Building or the Property for any purpose whatsoever, or administrative or criminal action by a governmental authority, if such injury, expense, damage, liability or claim results either directly or indirectly from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Tenant, the agents, contractors, servants, or employees of Tenant, or any other person entering in the Building or upon the Premises under express or implied invitation or consent of Tenant. Tenant fmiher agrees to reimburse Landlord for any costs or expenses, including, but not limited to, court costs and reasonable attorneys’ fees, which Landlord may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

(b) Tenant shall report in writing to Landlord any defective condition in or about the Premises known to Tenant, and fmiher agrees to attempt to contact Landlord immediately in such instance.

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16. INSURANCE. Tenant shall carry (at its sole expense during the Term): (i) Renter’s Insurance coverage insuring Tenant’s improvements and betterments to the Premises and any and all furniture, fixtures, equipment, supplies, contents and other prope1iy owned, leased, held or possessed by Tenant and contained therein, such insurance coverage to be equal to the full replacement value of such property and improvements and betterments, as such may increase from time to time; (ii) Worker’s Compensation Insurance and Employers’ Liability Insurance coverage as required by the State of Florida and as provided in this Section 16 below; and (iii) Comprehensive General Liability Insurance on an occurrence basis with broad form extended coverage, including Contractual Liability Insurance, and any other insurance coverages and endorsements as are reasonably requested by Landlord, against claims occurring upon, in or about the Premises and for injury to or death of a person or persons and for damage to property occasioned by or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building with a minimum coverage of a combined single limit of not less than Two Million and No/100 Dollars ($2,000,000) for any bodily injury or property damage occurring as a result of or in connection with the above. Tenant shall ensure that each individual employee, member, officer shall hold an Auto Liability Insurance, including coverage for Hired & Non-Owned Auto Liability, with a policy minimum of 100,000/300,000 for each vehicle brought onto, and parked at, the property. Tenant shall also carry a Commercial Umbrella Insurance policy to insure against claims not covered by the Commercial General Liability Insurance, the Auto Liability Insurance, and Employers’ Liability Insurance in the amount of Two Million and Noll 00 Dollars ($2,000,000). Tenant may provide any such policies through blanket policies of insurance. Landlord and Landlord’s property manager, mortgagee and managing agents, and their respective partners, officers, shareholders, policyholders, employees, attorneys and agents, and employees shall be named additional insureds on the Tenant’s policies required hereunder and such policies shall provide that the coverage thereunder is primary to, and not contributing with, any policy carried by any such additional insured. Tenant’s Commercial General Liability Insurance, Auto Liability Insurance, Workers Compensation Insurance and Commercial Umbrella Insurance policies shall contain a Waiver of Subrogation in favor of Landlord and each additional insured.

Tenant shall have included in all policies of insurance respectively obtained by it with respect to the Building or Premises a waiver by the insurer of all right of subrogation against Landlord (to the extent that such waiver is permitted under the policy without invalidating the policy) in connection with any loss or damage thereby insured against, and Landlord shall have included in all insurance policies required to be maintained by Landlord under this Lease a waiver by the insurer of all right of subrogation against Tenant in connection with any loss or damage thereby insured against. To the full extent permitted by law, Landlord as to its property insurance policies and Tenant as to its property insurance policies, each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage, including any applicable deductible required to be paid, to the extent such loss or damage results from a cause covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party’s carrying insurance with the above described waiver of subrogation to the extent required to be carried under this Lease, or actually carried, notwithstanding the negligence of either party.

Landlord will at all times during the Term of this Lease maintain a policy or policies of (i) Comprehensive General Liability Insurance coverage on an occurrence basis with broad form extended coverage for injury to or death of a person or persons and for damage to property occasioned by or arising out of Landlord’s operation of the Building and Property, including Contractual Liability Insurance, such policy to have a minimum combined single limit of not less than Two Million and No/100 Dollars ($2,000,000) for any bodily iajury or property damage occurring as a result of or in connection with the above. Landlord may provide any such policies through blanket policies of insurance. Landlord reserves the right to self-insure in lieu of maintaining such policies. All waivers of subrogation required hereunder shall also apply to self-insurance.

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All said insurance policies shall be carried with companies licensed to do business in the State of Florida reasonably satisfactory to Landlord having a Best’s Rating of A- XII or better and shall be noncancelable and non-amendable except after thirty (30) days’ written notice to Landlord. At Landlord’s request, duly executed certificates of such insurance shall be delivered to Landlord prior to the Commencement Date of this Lease and at least thirty (30) days prior to the expiration of each respective policy term.

17. REMEDIES CUMULATIVE. The rights given to Landlord and Tenant herein are in addition to any rights that may be given to Landlord or Tenant by any statute or at law or in equity. The utilization by a party of any remedy shall not be deemed an election of remedies, so as to preclude said party from simultaneously utilizing other remedies.

18. SURRENDER OF PREMISES; HOLDING OVER.

(a) This Lease shall terminate, and Tenant shall deliver up and surrender possession of the Premises on the Expiration Date of this Lease, and Tenant waives the right to any notice of termination or notice to quit. Tenant covenants that upon the Expiration Date of this Lease or the sooner termination of this Lease it shall without notice deliver up and surrender possession of the Premises in the same condition in which Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear excepted.

(b) Upon the failure of Tenant to surrender possession of the Premises upon the expiration or sooner termination of this Lease, Tenant shall pay to Landlord, as liquidated damages, an amount equal to twice the Base Rent and Additional Rent required to be paid under this Lease as applied to any period in which Tenant shall remain in possession after the Expiration Date of this Lease or sooner termination of this Lease. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute a consent to a holdover tenancy by Tenant under this Lease nor result in any renewal of this Lease. The foregoing provisions of this Section 18 are an addition to and do not limit or constitute a waiver of Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by law.

19. NOTICES. Any notice by either party to the other shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by certified mail return receipt requested or by FEDEX, UPS, DHL or other overnight courier service, addressed (i) if to Tenant, at the address set forth above in the Summary of Terms, and (ii) if to Landlord, at Landlord’s address set forth above in the Summary of Terms, or to such other address that either party may designate by written notice to the other. Notice shall be deemed given, if delivered personally, upon delivery thereof, and if sent by certified mail return receipt requested, five (5) business days after deposit with the United States Postal Service. In the event transmittal is made by FEDEX, UPS, DHL or other overnight courier service, notice shall be deemed given upon receipt. Notice by electronic mail shall be deemed acceptable if is accompanied by one of the mail transmission methods herein and includes a read receipt acknowledgment.

20. SUCCESSORS. The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns, provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord’s written consent for the transfer to such successor has first been obtained as provided in Section l l(a) above.

21. ATTORNEYS’ FEES. In the event of any lawsuit or court proceeding between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such lawsuit or comi proceeding shall be entitled to and shall collect from the non-prevailing party the reasonable attorneys’ fees and comi costs actually incurred by the prevailing paiiy with respect to said lawsuit or court proceeding.

22. TIME OF THE ESSENCE. It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

23. NO ESTATE IN LAND. Tenant has only a leasehold estate with the right to use the Premises for the Permitted Use for the Term of this Lease in accordance with the terms of this Lease, and such leasehold estate is not subject to levy or sale. Other than such leasehold estate, Tenant has no other real property interest nor estate in the Premises, the Building or the Property.

24. SECURITY DEPOSIT. On the execution date of this Lease, Tenant shall deposit with Landlord two checks as Security Deposit as follows: (i) first security deposit check in the amount of $15,037.98 representing the amount ofrent paid by tenant for the initial one month Rent; and, (ii) a second security deposit check in the amount of $19,471.06 representing the amount of paid for Rent for the last month of the current Lease Tenn. So long as Tenant is current on all payments and have not defaulted throughout the year on payments, at the end of the 1st year Landlord shall return to Tenant the first security deposit check of $15,037.98 back to Tenant. Landlord shall retain the second security deposit check throughout the Lease Term to secure Tenant’s performance of all of Tenant’s obligations and liabilities under this Lease. Unless required to do so by law, Landlord shall have no obligation to segregate the Security Deposit from any other funds of Landlord, and interest earned on the Security Deposit, if any, shall belong to Landlord. The Security Deposits shall not be considered an advance payment of any Rent or a measure of Landlord’s damages if an Event of Default occurs under this Lease. Within thirty (30) days after the Expiration Date of this Lease, and provided that Tenant has fully performed its obligations hereunder and the Premises have been repaired and restored as required hereunder, the Landlord shall return the Security Deposit, or the remaining balance thereof, to Tenant. In the event Landlord fails to return the Security Deposit to Tenant within such thirty (30) day period, interest shall accrue as of the thirty-first (31st) day after the Expiration Date of this Lease. Regardless of any permitted assignment of this Lease by Tenant, Landlord may return the Security Deposit to the original Tenant in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, which shall satisfy in full Landlord’s obligation to return the Security Deposit to Tenant under this Lease. Landlord shall have the right to apply all or any portion of the Security Deposit to cure an Event of Default under this Lease and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount of the Security Deposit so applied by Landlord so that upon deposit, Landlord shall have the full amount of the Security Deposit set forth above in the Summary of Terms on deposit at all times during the Term of this Lease. In the event of a sale or lease of the Building subject to this Lease, Landlord shall transfer the Security Deposit to the purchaser or lessee of the Building, and Tenant hereby agrees that upon such transfer by Landlord, Landlord shall be released from all liability for the return of such Security Deposit and Tenant shall look solely to the purchaser or lessee, as applicable, for the return of the Security Deposit. This provision shall apply to every transfer or assignment made of the Security Deposit to a successor owner or lessee of the Building. The right to receive a refund of the Security Deposit shall not be assigned or encumbered by Tenant without the prior written consent of Landlord and any such unapproved assignment or encumbrance shall be void ab initio.

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25. COMPLETION OF THE PREMISES. Exhibit “C” sets forth, among other things, Landlord’s and Tenant’s agreement regarding improvements if any, to be made to the Premises. Any work required by Tenant as provided for in said Exhibit “C” shall be performed within the provisions and according to all standards of said Exhibit “C”.

26. PARKING AND ACCESS AREAS. Subject to such limitations and conditions from time to time imposed by Landlord upon all of the tenants of the Building and subject to the reservation of a limited number of parking spaces for particular tenants of the Building, Landlord shall maintain unreserved parking facilities on the Land surrounding the Building for parking by Tenant and Tenant’s invitees and employees, and for parking by other tenants of the Building and their applicable invitees and employees. Said parking shall be maintained on the Property or on areas located in the vicinity of the Property. The parking facilities to be provided by Landlord under this Section 26 shall be provided in quantities which are in accordance with the zoning regulations or variances then in effect for the Property upon which the Building is located.

Tenant agrees that the actual number of parking spaces on the Property used by Tenant and its employees and invitees shall never at any time exceed the ratio of four (4) parking spaces per 1,000 square feet of square feet of the Premises. Landlord shall provide Tenant with five (5) reserved parking spaces near the rear entry door to Tenant’s Premises located on the North Side of the Building. Landlord shall have the right to undertake any measures or promulgate and enforce any rules and regulations (in addition to the Rules) that Landlord deems necessary or appropriate so enforce this provision, including, by way of illustration but not limitation, restricting access to specific parking spaces on the Property, assessing parking fines against violators of the parking rules for the Property or towing the automobiles of violating parties at such parties’ sole cost and expense.

Tenant hereby covenants and agrees to indemnify and hold Landlord harmless from and against any and all liability, claim, demands, loss or damage for injury or death of any person or damage to property, and any fines, suits, claims, demands and actions, in any way arising from or in connection with the occupancy or use of the parking facility by Tenant, Tenant’s guests, employees, licensees, and/or invitees, except in the event that Landlord’s actions were deemed to constitute gross negligence.

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Tenant, as a material part of the consideration to be rendered to Landlord under the Lease, hereby waives all claims against Landlord for damages to property or injuries to persons arising from or occasioned by use of the parking facilities. Landlord shall not be liable to Tenant for any damages by or from any act or negligence of any tenant or other occupant of the Building or by any other person upon on in such parking facilities.

27. RULES AND REGULATIONS. The Rules set forth on Exhibit “D” attached to this Lease are incorporated into and made a part of this Lease. Landlord may from time to time amend, modify, delete or add new and additional reasonable Rules for the use, operation, safety, cleanliness and care of the Premises, the Building and the Land. Such new or modified Rules shall be effective upon notice thereof to Tenant. Tenant will cause its employees and agents, or any other invitees of Tenant who occupy or enter the Premises to abide by the Rules at all times. In the event of any breach of any Rules and failure to cure as permitted hereunder, Landlord shall have all remedies provided for in this Lease upon the occurrence of an Event of Default and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of the Rules. Landlord shall not be responsible to Tenant for the nonobservance of the Rules by any other tenant of the Building or by any other person, except in the event that Landlord fails to enforce the rules against any other tenant after reasonably written request by Tenant or any other tenant of the Building.

28. LATE PAYMENTS - ACCORD AND SATISFACTION. Any payment due by Tenant under this Lease that is not received by Landlord on the date when due, or within any cure period, shall be assessed a ten percent (10%) charge for Landlord’s administrative and other costs in processing and pursuing the payment of such late payment and for each month thereafter until paid in full. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent then due shall be deemed to be other than on account of the earliest stipulated Rent or other sums then due and payable under this Lease; nor shall any endorsement or statements on any check or any letter or other writing accompanying any check or payment be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or other sums then due under this Lease or pursue any other remedy provided in this Lease.

29. ESTOPPEL CERTIFICATE. At any time, Tenant shall, within seven (7) days of the request by Landlord, execute, acknowledge and deliver to Landlord, or any mmigagee or prospective mortgagee or purchaser of the Property, an Estoppel Certificate in recordable fo1m, or in such other form which Landlord requires, evidencing (a) whether or not this Lease is in full force and effect; (b) whether or not this Lease has been amended in any way; (c) whether or not Tenant has accepted and is occupying the Premises; (d) whether or not there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any); (e) the date to which Rent and other amounts due hereunder, if any, have been paid; and (f) any such other information reasonably requested by Landlord. Each ce1iificate delivered pursuant to this Section 29 may be relied on by Landlord, any prospective purchaser or transferee of Landlord’s interest hereunder, or any mortgagee or prospective mortgagee. Tenant irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant, any document or instrument provided for in this Section 29, if Tenant fails to provide same in a timely manner.

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30. SEVERABILITY. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

31. MULTIPLE TENANTS. If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall be jointly and severally liable for the due and proper performance of Tenant’s duties and obligations arising under or in connection with this Lease.

32. FORCE MAJEURE. Notwithstanding any provision in this Lease to the contrary, Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from such performance by causes beyond Landlord’s control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of god.

33. QUIET ENJOYMENT. So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

34. BROKERAGE COMMISSION; INDEMNITY. Tenant warrants that except for the Broker named on page 3 of this Lease above, there are no claims for broker’s commissions or finder’s fees in connection with its execution of this Lease. If any claims for brokerage commissions or fees are ever made by any broker, other than the Broker named on page 3 of this Lease, against Landlord or Tenant in connection with the negotiation of this Lease transaction, all such claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim, and said party who is responsible shall indemnify, defend and hold the other party harmless against any claim for brokerage or finder’s fees, or other like payment based in any way upon agreements, arrangements, or understandings made or claimed to have been made by Landlord or Tenant with any third person.

35. EXCULPATION OF LANDLORD. Notwithstanding any provision in this Lease to the contrary, Landlord’s liability with respect to or arising from or in connection with this Lease shall be limited solely to Landlord’s equity interest in the Building. Neither Landlord, nor any of the members of Landlord, nor any officer, director, principal, trustee, policyholder, shareholder, attorney or employee of Landlord or its managing agent shall have any personal liability whatsoever with respect to this Lease.

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36. COUNTERPARTS; EXECUTION. This Agreement may be executed in any number of counterparts and by different pmiies to this Agreement on separate counterparts, each of which, when so executed, will be deemed an original, but all such counterparts will constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or electronic mail will be deemed to be an original signature.

37. APPLICABLE LAW; JURISDICTION AND VENUE. This Lease has been made under and shall be construed, interpreted, and enforced under and in accordance with the laws of the State of Florida, without regards to any conflict of law provision or rule. Tenant hereby agrees to the exclusive jurisdiction of the applicable State Comi of Florida sitting in Broward County, Florida, or in the applicable United States District Court having jurisdiction sitting in Broward County, Florida.

38. NO RECORDATION OF LEASE. Without the prior written consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

39. HAZARDOUS WASTES. Neither Tenant, its successors or assigns, nor any permitted assignee or sublessee, licensee or other person or entity acting by or through Tenant, shall (either with or without negligence) cause or permit the escape, disposal or release of any “Hazardous Substances or Materials” (as hereinafter defined). Tenant shall not allow the storage or use of such Hazardous Substances or Materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such Hazardous Substances or Materials, nor allow to be brought into the Building, the Prope1iy or the Premises any such Hazardous Substances or Materials except to use in the ordinary course of Tenant’s business, and then only if such Hazardous Substances or Materials are not prohibited by (and are only in amounts permitted by) law. Without limitation, Hazardous Substances or Materials shall include any biologically or chemically active substance and any waste, substance or material described in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended from time to time, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to asce1iain whether or not there has been any release of Hazardous Substances or Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord, if the release of the Hazardous Substance or Material is due the acts or inaction of Tenant, upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Substances or Materials on the Premises, the Building or the Property. Tenant indemnifies and covenants and agrees at its sole cost and expense, to protect and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, or expenses of any kind or of any nature whatsoever (including without limitation, reasonable attorneys’ fees and expert’s fees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising from or out of any Hazardous Substances or Materials on, in, under or affecting the Premises, the Building or the Property or any part thereof as a result of any act or omission by Tenant, its successors or assigns, or any permitted assignee, pe1mitted sublessee or licensee or other person or entity acting at the direction with the consent of Tenant. The within covenants shall survive the expiration or earlier termination of the Term of this Lease.

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40. SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Premises, the Building or the Property, except those signs submitted to Landlord in writing, and approved by Landlord in writing, which signs shall be in conformance with Landlord’s sign criteria established for the Building. Tenant shall receive initial standard signage for the Building in the lobby directory board at Landlord’s expense. Tenant shall receive entrance suite signage at the entrance to the Premises at Landlord’s sole expense. With respect to the Premises glass doors, Landlord shall approve the design prior to the glass door being tinted to ensure the logo maintains characteristic of a professional office building. After obtaining Landlord’s approval, Tenant at Tenant’s expense may have the double glass entry doors tinted with Tenant’s logo added to the door. With respect to the back door of the Premises Tenant, at Tenant’s sole expense, may place a small sign stating, “Jupiter Wellness employees and loading only”. Moreover, Tenant, at Tenant’s expense, may install approved signage which must match existing signs of tenants on the Monument facing Indiantown Road. Tenant shall be responsible for obtaining any required approvals from the local building department.

41. CONTROL OF COMMON AREAS AND PARKING FACILITIES. All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by Landlord for the general use, in common (the “Common Areas”), of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right but not the obligation from time to time to establish, modify, and enforce reasonable rules and regulations with respect to the Common Areas; to police same, from time to time; (it being expressly understood that such right of Landlord shall in no event be construed to create any affirmative duty or obligation on the part of Landlord to police or provide security or protection or give rise to any liability of Landlord in the event of a third party’s criminal act); to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by, and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons, and customers; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person of the public therein; to close temporarily all or any portion of the Common Areas; to discourage non-tenant parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgment of Landlord, shall be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the Common Areas in such a reasonable manner as Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority but not the obligation to designate a manager of the parking facilities or Common Areas or other facilities, who shall have full authority to make and enforce rules and regulations regarding the use of the same and to employ all personnel and to make and enforce all Rules pertaining to, and necessary for, the proper operation and maintenance of the parking areas or the Common Areas. Tenant shall comply (and shall require all persons within its control to comply) with such Rules, upon notice of same.

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42. NO SMOKING. Tenant and Tenant’s employees and invitees shall comply with the requirements of the Florida Clean Indoor Air Act, Chapter 386, Part II, as may be amended from time to time, and any administrative regulations promulgated thereunder. Landlord shall have the right from time to time to enact future Rules concerning smoking, including the right in Landlord’s discretion to prohibit smoking in the Building, as may be necessary in order to comply with the requirements of the Florida Clean Indoor Air Act. For purposes hereof, “smoking” means inhaling, exhaling, burning or can-ying any lighted cigar, cigarette, pipe or other smoking equipment or device in any manner or form, including electronic cigarettes or vaping devices and equipment.

43. PRIOR OCCUPANCY. If Tenant, with Landlord’s consent shall occupy the Premises prior to the beginning of the Term specified in Section 2 hereof, all provisions of this Lease shall be in full force and effect commencing upon such occupancy; and Rent for such period shall be paid by Tenant at the same rate herein specified for the Commencement Date of the Lease.

44. PUBLICITY/CONFIDENTIALITY. Landlord and Tenant expressly agree to keep this Lease confidential and not make any public or press announcements with respect to this Lease or the terms thereof without the prior written consent of the other party. Notwithstanding the foregoing, no provision of this Lease shall be deemed to prohibit Landlord or Tenant from disclosing information contained herein to such party’s employees, agents, representatives and independent contractors, so long as the party disclosing such information insures that any party receiving such information is aware of the confidential nature of this Lease and agrees to keep such information confidential.

45. HEADINGS. The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

46. NO PARTNERSHIPS. Landlord shall not by the execution of this Lease in any way or for any purpose become a partner of Tenant in the conduct of its business or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

47. ADA. Tenant shall be responsible for compliance with Title III of the American with Disabilities Act of 1990 (“ADA”) within the Premises as to ensuring compliance with non-discriminatm-y practices, and Landlord shall be responsible for compliance with the ADA relative to the Common Areas and the Building.

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48. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY DO HEREBY, WAIVE TRIAL BY mRY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OF, OR OCCUPANCY OF, THE PREMISES. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

49. NO THIRD-PARTY BENEFICIARY. This Lease is only intended to benefit, and is only enforceable by and against, the parties hereto, their successors and assigns and no provisions herein are intended to benefit or be enforceable by any persons not a party to or successor or assign to any of the parties herein.

50. REPRESENTATIONS OF TENANT. Tenant by its execution hereof, represents and warrants to Landlord and its successors and assigns that as of the date hereof Tenant is a duly established and validly existing limited liability company and that the individual(s) signing this Lease on behalf of Tenant has/have been duly authorized to do so and thereby bind Tenant.

51. TENANT SHALL DISCHARGE ALL LIENS. Nothing contained in this Lease shall be construed as consent on the part of Landlord to subject the estate of Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that Landlord’s estate shall not be subject to such liability. Tenant shall strictly comply with the Construction Lien Law of the State of Florida as set forth in Florida Statutes, Section 713, including, but not limited to giving written notice to all persons performing services or furnishing materials on its behalf of the terms and conditions of this Section 51. In the event that a Mechanic’s Claim of Lien is filed against the property in connection with any work performed by or on behalf of Tenant (except work for which Landlord is responsible), Tenant shall satisfy such claim or shall transfer same to security within ten (10) days from the date of filing or such failure shall constitute an Event of Default hereunder. In the event that Tenant fails to satisfy or transfer such claim within said ten (10) day period, Landlord may do so and thereafter charge Tenant, as Additional Rent, all costs incurred by Landlord in connection with satisfaction or transfer of such claim, including attorneys’ fees. Further, Tenant agrees to indemnify, defend and save Landlord harmless from and against any damage or loss incurred by Landlord as a result of any such Mechanic’s Claim of Lien. If so requested by Landlord, Tenant shall execute a short form or memorandum of this Lease, which may, in Landlord’s discretion be recorded in the Public Records for the purpose of protecting Landlord’s estate from Mechanics’ Claims of Lien, as provided in Florida Statutes Section 713.10. Landlord has the right to record the memorandum without execution by Tenant in the event Tenant fails to execute the memorandum within seven (7) days of request. The security deposit paid by Tenant may be used by Landlord for the satisfaction or transfer of any Mechanics’ Claim of Lien a provided in this Section 51. This Section 51 shall survive the expiration or earlier termination of this Lease.

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52. LANDLORD’S LIEN AND SECURITY INTEREST. Landlord shall have and enjoy a landlord’s statutory lien, and in addition thereto and cumulative thereof, Landlord shall have, and Tenant hereby grants unto Landlord, a security interest in all of the furniture, fixtures, office equipment, supplies and other physical personal property of Tenant now or hereafter placed in, upon, or about the Premises, and all proceeds thereof, as security for all of the obligation of Tenant under this Lease, provided the Tenant shall have the right to make sales of its goods, ware, and merchandise to its customers in the normal regular course of its business conducted in the Premises free and clear of the aforesaid and security interest. Tenant shall not remove any of its personal property from the Premises until all of Tenant’s obligations under this Lease have been satisfied in full. Without intending to exclude any other manner of giving Tenant any required notice or invalidate any waiver of notice by Tenant, any requirement of reasonable notice to Tenant of Landlord’s intention to dispose of any collateral pursuant to the enforcement of such security interest shall be met if such notice is given in the manner prescribed in Section 19 of this Lease at least five (5) days before the time of any such disposition. Any sale made pursuant to the enforcement of such security interest shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Demised Premises after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in Palm Beach County, Florida, for five (5) consecutive days before the date of sale. Landlord shall have all of the rights and remedies of a secured party under the Florida Uniform Commercial Code, and upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned prope1ty and proceeds thereof.

53. PERSONAL GUARANTY (IF APPLICABLE).

(a)	As a material inducement to Landlord executing and delivering this Lease and as a condition thereof, the Guarantors named on the first page hereof have agreed to execute and deliver the attached Guaranty Agreement attached hereto as Exhibit “H”, agreeing to guarantee and act as surety for all the obligations of Tenant under this Lease. As a material inducement to Landlord executing and delivering this Lease and as a condition thereof, Tenant represents and warrants that the attached financial statements, delivered by Tenant, accurately and truthfully reflect the financial condition of Tenant. Any misrepresentation by Tenant regarding Tenant’s financial stability and ability to pay shall be a material breach of this Lease.

(b)	Guarantors shall sign a personal guarantee the entire Term of the Lease on behalf of Tenant. The Guaranty Agreement in Exhibit “H” shall be construed in accordance with this section 53(b) of the Lease.

54. NO PETS I ANIMAL POLICY. Tenant acknowledges and agrees that no animals, including emotional support animals, are allowed on the premises, except that as provided by the American with Disabilities Act (“ADA”) to allow service dogs required to assist with a disability and so long as such service dog is not out of control or not house broken.

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55. ENTIRE AGREEMENT - NO WAIVER

(a) This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease (except for changes to any of the Rules pursuant to Section 27 above) cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written promises, or prior oral promises, agreements or warranties, except such as are expressed herein.

(b) Failure of Landlord to declare any Event of Default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such Event of Default, but Landlord shall have the right to declare any such Event of Default at any time and take such action as might be lawful or authorized hereunder, or at law or in equity. No waiver by Landlord of an Event of Default shall be implied, and no express waiver by Landlord shall affect any Event of Default other than the Event of Default specified in such waiver, and that only for the time and extension therein stated.

[REMAINING OF PAGE LEFT BLANK INTENTIONALLY]

[Signature Page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

IN ADDITION TO THE SIGNATURES ABOVE PLEASE INITIAL EACH PAGE OF THIS LEASE.

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EXHIBIT “A”

SPACE PLAN OF PREMISES

Suite 110

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EXHIBIT “B”

LEGAL DESCRIPTION OF LAND

A parcel of land in Government Lot 2, Section 5, Township 41 South, Range 43 East, Palm Beach C01mty, Florida, being more particularly described as follows:

Beginning at the Southwest co111er of the No1ihwest one quarter of said Section 5, also being the Sm1thwest comer of the said Government Lot 2; thence bear Nmth 1°44’40” East along the West line of Government Lot 2, a distance of 300.00 feet; thence South 89°41110” East, parallel to the South line of said Govenunent Lot 2, also being the Northerly right-of-way line of Indiantown Road, (S.R. 706), a distance of 539.69 feet; thence South 1°44’4011 West parallel to the West line of said Govennnent Lot 2, a distance of 300.00 feet to an intersection with the South line of said Government Lot 2, also being the Northerly right-of-way line of said Indiantown Road (S.R. 706); thence North 89°41’10” West along said line, a distance of 539.69 feet to the Point of Beginning. LESS however the West 34 feet thereof.

EXHIBIT “C”

WORK LETTER AGREEMENT

Landlord, at Landlord’s sole cost (except where otherwise specified that Tenant shall bear the costs), shall build out Tenant space plan per Exhibit A using building standard materials and finishes, colors chosen by Tenant from Landlord’s selection, which work shall include:

●	Landlord shall build a room in open area aligned to the west of the conference room with a sidelight window of 4ft width. Entrance to room and window as shown on the attached floor plan in Exhibit A.

●	Landlord shall install vinyl wood/laminate flooring in the reception entrance, conference room, Back hallway, and breakroom. Tenant selected gray silver oak color (9140 Silver Oak).

●	Landlord shall install new standard carpet tile in open bullpen and all offices. Tenant selected blue- gray carpet tile (3642 Road Trip).

●	Paint the entire premises with tenant selection of a standard color paint. Tenant at Tenant’s expense for all materials, shall be permitted to have two or three walls painted with an accent color.

●	Install Landlords Standard 5/8” X 5 1/2” standard white wood base molding throughout main open area, offices, reception lobby and conference room. Vinyl 4” white base to be used in back hallway and breakroom areas unless landlord elects to install wood base to be determined at time of installation.

●	Landlord will refinish the back Metal door and paint.

●	After obtaining Landlord’s approval, Tenant at Tenant’s expense may have the double glass entry doors tinted with Tenant’s logo added to the door. Landlord shall approve the design prior to the glass door being tinted to ensure the logo maintains characteristic of a professional office building.

Note: Tenant is responsible, at Tenant’s sole expense, for all furniture, fixtures, cubical, file cabinets, chairs, tables, cabling, data, internet, phones, IT equipment and other related items, security alarms, conduits, break room appliances & furnishings, low voltage wiring, power poles & electrical supply to open area work stations.

EXHIBIT “D”

RULES AND REGULATIONS

I. The sidewalks, entries, passages, court corridors, stairways and elevators shall not be obstructed by any tenants or its invitees, employees or agents, or used by them for purposes other than ingress and egress to and from their respective premises in the Building. There shall be no loitering in front of the Building by the employees or agents of any tenant. Tenant may use the back sidewalk to load and unload products, provided, however, that Tenant does not block the sidewalk in order to comply with the fire code for ingress and regress. Landlord prohibits blocking, gathering, or congregating within 75 feet in front of the entrances of the Building.

2. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, filing cabinets, machines and other equipment which any tenant may use in its premises in the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the premises or allowed in any elevator, hall or corridor at any time except by permission of and at time allowed by Landlord. A tenant shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. In no event shall any weight be placed upon any floor by any tenant so as to exceed 50 pounds per square foot of floor space without prior written approval from Landlord.

3. Each tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service on or such tenant’s premises in the Building to Landlord for Landlord’s written approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment or any other physical portion of the Building.

4. No sign, advertisement or notice shall be inscribed, appointed or affixed on any part of the inside or outside of the said Building unless of such color, size, and style and in such place upon or in said Building as shall first be designated by Landlord in writing; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any paii of the inside or outside of said Building, except as specifically set forth in the lease of a specific tenant with Landlord in connection with such tenant’s lease of its premises in the Building from Landlord. Signs on doors shall be in accordance with Building standard as designated by Landlord. The cost of a tenant’s graphics will be paid by the applicable tenant. A directory in a conspicuous place, with the names of all of the cun-ent tenants of the Building, will be provided by Landlord; any necessary revision in this will be made by Landlord within a reasonable time after notice from a tenant of the Building of the error or change making the revision necessary.

5. Each tenant of the Building shall have the nonexclusive use in common with Landlord, other tenants of the Building, and their applicable guests, employees and invitees, of the uncovered vehicle parking areas, driveways and footways, subject to reasonable rules and regulations for the user thereof as prescribed from time to time by Landlord. No Building tenant’s employees shall park in the visitor parking area(s) designated on the Property from time to time by Landlord.

6. No Building tenant shall do or permit anything to be done in the such tenant’s premises in the Building, or bring or keep anything therein, which will in any way increase the rate of the fire insurance on said Building, or on property kept therein, or unreasonably obstruct or interfere with the rights of other Building tenants, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon said Building or any part thereof, or conflict with any rules or ordinances o any governing bodies.

7. The janitor of the Building may at all times keep a pass key to the entry doors to all Building tenants’ premises, and the janitor and other employees of Landlord shall at all times be allowed admittance to all Building premises.

8. Two (2) keys for the Premises will be furnished to Tenant without charge. No additional locks shall be placed upon any public entry doors without the written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon the termination of this Lease in accordance with the terms of this Lease, and Tenant shall then provide Landlord with the combination(s) to all locks upon the doors of any vaults installed in the Premises with Landlord’s written consent during the Term of this Lease.

9. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said Building, shall be covered or obstructed by any Building tenants. No awnings, curtains, blinds, shades or screens shall be attached to or hung in or used in connection with any window or door of the Premises without the prior consent of Landlord, including approval by Landlord of the quality, type, design, color and mam1er of attachment.

10. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building, shall be borne by the person who shall occasion it.

11. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises, of any unreasonable use. No dogs or other animals or pets of any kind, including emotional supp01i animals, will be allowed in the Building, except such being used pursuant to the ADA to assist handicapped persons.

12. No bicycles, scooters, or other vehicles (electric or otherwise) are allowed in the Building.

13. Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

14. No Building tenant shall use or to keep in the Building any kerosene, camphene, burning fluid or other inflammable or toxic materials.

15. If any Building tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

16. No portion of the Building shall be used for the purpose of lodging rooms or for any immoral or unlawful purpose.

17. All glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the Building shall be kept whole, and whenever broken by anyone shall be immediately replaced or repaired and put in order by the applicable Building tenant or tenants under the direction and to the satisfaction of Landlord, and on removal shall be left whole and in good repair.

18. No cooking shall be permitted within any premises in the Building except by use of microwave and tabletop appliances (e.g. toaster ovens, coffee makers, etc.), provided that no cooking odors permeate from the premises.

19. Tenants will not make any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord.

20. All routine deliveries to a Building tenant’s premises shall enter the Building through the loading dock only and be made through freight elevators. Passenger elevators are to be used only for the movement of persons unless otherwise approved by Landlord in writing.

21. Con-idor doors when not in use, shall be kept closed.

22. All Building tenants shall lock all office doors leading to c01Tidors and turn out all lights at the close of their working day.

23. Building tenants shall not tamper with or attempt to adjust temperature control thermostats in their respective Premises. Landlord shall adjust thermostats to maintain required temperatures for heating, ventilating and air conditioning.

24. Each Building tenant and its applicable employees, invitees and business visitors shall have access to the applicable Building tenant’s premises twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days per year (366 days in a leap year). During Non-Business Hours (the hours prior to 8 a.m. and after 6: p.m., Monday through Friday; the hours prior to 8:00 a.m. and after 12:00 p.m. on Saturdays; all Sundays and holidays), Landlord may implement a card access, badge or identification security system to control access. Each Building tenant and its applicable employees, invitees and business visitors will comply with any measures instituted for the security of the Building which may include the signing in or out in a register in the Building lobby during Non-Business Hours. Landlord shall not be liable for excluding any person from the Building unable to produce appropriate identification during Non-Business Hours, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any person, including any Building tenant.

25. No Building tenants shall make or permit any improper noises to be made in the Building or otherwise interfere in any way with any other Building tenant or its applicable employees, invitees and business visitors.

26. No vending machines of any type shall be allowed m any Building tenant premises without the prior written consent of Landlord.

27. Landlord shall not be responsible for lost or stolen personal property, money or jewelry from any Building tenant’s premises or any Common Areas regardless of whether such loss occurs when area is locked against entry or not.

28. Canvassing, peddling, soliciting and distribution of handbills or other written materials in the Building are prohibited.

29. Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in street address, Landlord shall give all Building tenants not less than 180 days’ prior written notice of the change in street address, unless such change is required by any governmental authority.

30. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant of the Building in accordance with such tenant’s lease with Landlord, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant of the Building, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other tenants of the Building.

31. These Rules and Regulations are supplemental to and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease Agreement(s) to which the same are attached.

32. Tenant, its employees, agents, or invitees shall not engage in, or permit smoking within the Building or within 100 feet of any entrance to the Building. As set fmih in the Lease, “smoking” means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or other smoking equipment or device in any manner or form, including electric cigarettes and vaping devices.

33. Prior to the Commencement Date of the Lease, Tenant shall schedule with Management a date and time to move-in into the Premises, and shall provide Management with Tenant’s moving vendor’s proof of insurance. Prior to the Termination of the Lease Term, unless extended, Tenant shall schedule with Management a date and time to move out from the premises, and shall provide Management with Tenant’s moving vendor’s proof of insurance.

34. Landlord reserves the right to rescind any of these Rules and Regulations and to make such other and further Rules and Regulations as in its sole judgment shall from time to time, be required for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the Buildings’ tenants and their employees, invitees and business guests so long as such fu1iher Rules and Regulations do not conflict with the terms and conditions hereof. Such Rules and Regulations, when made and written notice thereof is given to a Building tenant, shall be binding upon it in like manner as if originally herein prescribed.

EXHIBIT “E”

BUILDING STANDARD SERVICES

Landlord shall furnish the following services to Tenant during the Term (the “Building Standard Services”):

(a) Municipal water and common-use restrooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with comparable office buildings to the Building.

(b) Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions hereinafter provided, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with comparable office buildings to the Building. In order to enable the central heating and air conditioning system to operate efficiently, Tenant agrees that it will not place within the Premises more than one (1) person per 175 square feet of area. Such heating and air conditioning shall be furnished between 6:00 a.m. and 11:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 9:00 a.m. and 3:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the “Building Operating Hours”), unless otherwise provided in the Lease.

(c) Electric lighting service for all public areas and special service areas of the Building in the manner.

(d) Janitorial service for common area shall be provided five (5) days per week, exclusive of Holidays (as hereinbelow defined), in a manner that Landlord reasonably deems to be consistent with the first-class standards of the Building and as more particularly described on Exhibit “F” attached to this Lease. Janitorial services may be provided for tenant suites at an additional expense.

(e) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 1.25 watts per square foot of area; and (ii) lighting (277 volts or sufficient power for similar wattage), provided that the total rated electrical design load for said lighting shall not exceed basic power use for general office, approximately 1.40 watts per square foot of area (each such rated electrical design load to be hereinafter refen-ed to as the “Building Standard rated electrical design load”).

Should Tenant’s total rated electrical design load exceed the Building Standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant’s electrical design requires low voltage or high voltage circuits in excess of Tenants’ share of the Building Standard circuits, Landlord will (at Tenants’ expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers shall be hereinafter referred to as the “additional electrical equipment”). If the additional electrical equipment is installed because Tenant’s low or high voltage rated electrical design load exceeds the applicable Building Standard rated electrical design load, then a meter shall also be added (at Tenant’s expense) to measure the electricity used through the additional electrical equipment.

The design and installation of any additional electrical equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be reasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the additional electrical equipment (if applicable), plus any expenses incurred by Landlord in connection with the metering thereof.

Should Tenant’s total rated electrical design load exceed the Building Standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant’s electrical design requires low voltage or high voltage circuits in excess of Tenant’s share of the Building Standard circuits, Landlord will (at Tenant’s expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transfmmers shall be hereinafter referred to as the (“additional electrical equipment”). If the additional electrical equipment is installed because Tenant’s low or high voltage rated electrical design load exceeds the applicable Building Standard rated electrical design load, then a meter shall also be added (at Tenant’s expense) to measure the electricity used through the additional electrical equipment.

The design and installation of any additional electrical equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the additional electrical equipment (if applicable), plus any expenses incurred by Landlord in connection with the metering thereof.

If any of Tenant’s electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Landlord (on Tenant’s behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.

If Tenant requires that certain areas within Tenant’s Premises must operate in excess of the normal Building Operating Hours (as hereinabove defined), the electrical service to such areas shall be separately circuited and metered (at Tenant’s expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

(f) All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

(g) Non-exclusive multiple elevator cab passenger service to the Premises during Building Operating Hours (as hereinabove defined) and at least one (1) elevator cab passenger service to the floor(s) on which the Premises are located twenty-four (24) hours per day during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems oven-ide normal building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incun-ed by Landlord in connection therewith.

To the extent the services described above require electricity and water supplied by public utilities, Landlord’s covenants thereunder shall only impose on Landlord the obligation to use its best efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful act of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, not be construed as an eviction of Tenant, or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an inten-uption in services occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

The following dates shall constitute “Holidays” as the term is used in this Lease Agreement: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day, Christmas, and any other holiday generally recognized as such by Landlord, and as determined by Landlord in good faith. If in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in West Palm Beach County, Florida on account of said holiday shall constitute the Holiday under this Lease Agreement.

EXHIBIT “F”

BUILDING STANDARD JANITORIAL SERVICES

The following services are the Building Standard Janitorial Services. Landlord, at its sole discretion, reserves the right to make adjustments to this schedule of services.

A.	Daily Services - Common Areas

(1)	Empty all trash receptacles and replace liners, as necessary.
(2)	Dust all horizontal surfaces, desks, chairs, files, telephones, pictures frames, etc.
(3)	Damp wash and wipe dry all plastic or Formica desktops.
(4)	Clean and sanitize drinking fountains, follow with stainless steel cleaner.
(5)	Spot clean all windows and partition glass, including lobby doors.
(6)	Dust mop and spot clean all tiled areas.
(7)	Vacuum all carpeted areas.

B.	Daily Services - Restrooms

(1)	Remove trash and clean receptacles.
(2)	Clean and sanitize lavatories, commodes and urinals.
(3)	Clean out corners and edges.
(4)	Clean mirrors and restroom fixtures.
(5)	Spot clean wall tile and partitions.
(6)	Replenish supplies.
(7)	Sweep floor.
(8)	Mop and disinfect floor.

C.	Weekly Services - Elevators

(1)	Bring down one elevator at a time using control panels located on ground level.
(2)	Clean light lenses.
(3)	Spot clean plastic walls.
(4)	Use paste wax or appropriate treatment on finish metal.
(5)	Clean edges, corners and tracks.
(6)	Dust mop all hard surfaces.

D.	Daily Services Marble/Ceramic Floors

(1)	Dust mop all hard surfaces.

E.	Daily Services as required - Corridors

(1)	Vacuum all carpeted areas.
(2)	Spot clean all walls, light switches and doors.
(3)	Spot clean carpeted areas, as needed.

F.	Monthly Services - Stairways

(1)	Sweep from top to bottom.
(2)	Dust handrails and ledges.
(3)	Dust lights between floors.

G.	Monthly Services -Tile Floors

(1)	Clean all traffic lanes and other “high-wear” areas.
(2)	Wax as required, from time to time.

H.	Annual Services - General

(1)	Clean inside of all exterior walls.
(2)	Clean all Fluorescent light fixture lenses.
(3)	Wash down all restroom walls and partitions.

I.	Services as Required - Common Areas

(1)	Spot clean carpeted areas.
(2)	Shampoo public areas outside tenant space.
(3)	Damp mop all tile floors.
(4)	Machine buff all tile floors.
(5)	Strip and re-coat all tile floors.

J.	Services - Building Exterior

(1)	Police building perimeter for trash.
(2)	Remove trash from tree wells and planters.
(3)	Hose down sidewalks and pressure wash from time to time.

K.	Services - Day Crew

(1)	Replenish supplies in all restrooms.
(2)	Clean and vacuum all passenger elevators, as needed.
(3)	Clean all ash urns, as needed.
(4)	Clean all glass entrance doors in main lobby.
(5)	Clean all windows on building parameter at street level, as needed.

L.	Tenant is responsible for janitorial services within their suite at Tenant’s expense.

EXHIBIT “G”

RENT SCHEDULE*

Start	End				6.50% Sales	Total Monthly
Date	Date	Rent	CAM	Subtotal	Taxes	Rent

7/1/2021	f§/3Q/2022	$7,500.00	$6,620.17	$14,120.17	$917.81	$15,037.98
7/1/2022	6/30/2023	$9,127.86	$6,620.17	$15,748.03	$1,023.62	$16,771.65
7/1/2023	6/30/2024	$10,993.05	$6,620.17	$17,613.21	$1,144.86	$18,758.07
7/1/2024	6/30/2025	$11,322.84	$6,620.17	$17,943.00	$1,166.30	$19,109.30
7/1/2025	6/30/2026	$11,662.52	$6,620.17	$18,282.69	$1,188.37	$19,471.06

*Estimated CAM, subject to change